UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Report): April 4, 2008

ELANDIA INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51805	71-0861848
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 Cordova Road

Suite 312

Fort Lauderdale, FL 33316

(Address of principal executive offices) (Zip Code)

(954) 728-9090

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise indicated in this Current Report or the context otherwise requires, all references in this Current Report to “eLandia,” the “Company,” “us,” “our” or “we” are to eLandia International Inc.

Item 1.01	Entry of a Material Definitive Agreement.

On April 4, 2008, Desca Holding, LLC, our majority-owned subsidiary (“Desca”), entered into a binding summary of proposed terms (the “Term Sheet”) relating to Desca’s acquisition of 100% of the outstanding equity interests of Transistemas S.A. (“Transistemas”). Transistemas operates in Argentina as a network solution provider and system integrator.

Pursuant to the Term Sheet, Desca will acquire all of the issued and outstanding common stock of Transistemas for an aggregate purchase price of $7,600,000 of which $1,000,000 was deposited with the sellers upon the execution of the Term Sheet. A portion of the purchase price ($1,000,000) will be held in escrow for a period of one year following the closing in order to satisfy certain of the indemnification obligations of the sellers.

The closing of the acquisition of Transistemas is subject to, among other things (i) negotiation of definitive purchase documentation containing customary representations, warranties, covenants, indemnities and other terms and conditions, (ii) completion of our due diligence of Transistemas and its subsidiaries, including a legal and financial review, (iii) receipt of satisfactory evidence of Transistemas’ compliance with the Foreign Corrupt Practices Act, (iv) the absence of any materially adverse changes to the business, assets, condition (financial or otherwise), operating results, operations or business prospects of Transistemas and its subsidiaries, (v) the satisfaction by Transistemas of certain financial thresholds including minimum revenues, net asset value and EBITDA for the period ending March 31, 2008, provided that the parties have agreed to waive this requirement if financial statements for such period are not delivered by the closing date, (vi) the delivery by Transistemas of financial statements for the period ending March 31, 2008, which are compliant with U.S. generally accepted accounting principles, provided that the parties have agreed to waive this requirement if such statements are not delivered by the closing date, (vii) the absence of any contingencies or other liabilities in excess of an agreed amount and not disclosed in Transistemas’ financial statements (whether audited or unaudited) for the period ending March 31, 2008, (viii) evidence that certain key customer relationships of Transistemas have been maintained, and (ix) obtaining various governmental and third party consents to the transactions contemplated by the Term Sheet.

The foregoing is merely a summary of the terms and conditions of the Transistemas transaction described above and does not purport to be a complete discussion of the Term Sheet.

Item 8.01	Other Events.

On April 8, 2008, Desca issued a press release announcing the execution of the Term Sheet. The press release is attached hereto as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Desca Holding, LLC Press Release dated April 8, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELANDIA INTERNATIONAL INC.

Dated: April 10, 2008	By:	/s/ Harley L. Rollins
Harley L. Rollins
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Desca Holding, LLC Press Release dated April 8, 2008.

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